Exhibit 10

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 2-80150 of Merrill Lynch Healthcare Fund, Inc. (the "Fund") on Form N-1A of our report dated June 17, 2005, appearing in the April 30, 2005 Annual Report of the Fund, which is incorporated by reference in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche llp

Princeton, New Jersey
August 24, 2005